SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT, dated as of November 8, 2011, by and among BIORESTORATIVE THERAPIES, INC. (formerly known as Stem Cell Assurance, Inc.),  a Nevada corporation (the “Company”), STEM CELL RESEARCH COMPANY, LLC, a Florida limited liability company (“Research”), and TOMMY BERGER (“Berger”).

WHEREAS, the Company, Research and Berger are parties to a Termination Agreement, dated as of January 21, 2011 (the “Termination Agreement”).

WHEREAS, pursuant and subject to the terms and conditions of the Termination Agreement, the Company agreed to pay Research the aggregate amount of $180,000.

WHEREAS, the Company has made certain payments to Research pursuant to the Termination Agreement.

WHEREAS, the parties wish to compromise and come to a full and final settlement with regard to the remaining payments to be made pursuant to the Termination Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties agree as follows:

1. In full satisfaction of all amounts due by the Company pursuant to the Termination Agreement, concurrently herewith, the Company is paying to Research, and Research agrees to accept from the Company, the sum of fifty thousand dollars ($50,000) (the “Settlement Amount”).

2. In consideration of the foregoing, Research and Berger, jointly and severally, hereby release and discharge the Company and each and every of the current and former representatives, officers, directors, shareholders, agents, attorneys, and employees of the Company (each, a “Releasee,” and collectively, the “Releasees”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, liens, judgments, claims and demands whatsoever, in law or equity, which, against the Releasees, Research and/or Berger and their successors, assigns, heirs and legal representatives ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing from the beginning of the world to the date hereof, including, without limitation, pursuant to the Termination Agreement.

3. Except as amended hereby, the provisions of the Termination Agreement (including, without limitation, the Shareholder Agreement and Irrevocably Proxy referenced therein) shall continue in full force and effect.

4. This Settlement Agreement has been executed freely, knowingly, and voluntarily without duress, coercion, or undue influence, and the parties understand its terms and consent to all of its terms without reservation.

5. Except as provided for in Paragraph 3 hereof, this Settlement Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous agreements or arrangements between the parties relating to the subject matter hereof.

6. This Settlement Agreement may not be changed except by a written instrument executed by the parties hereto.

7. This Settlement Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors, assigns, heirs and personal representatives.

8. This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding choice of laws principles thereof.  ‘

9. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same.  All such counterparts may be evidenced by facsimile or other electronic format and each such facsimile or other electronic formatted document shall be deemed an original and shall be binding upon the parties for all purposes herein.

10. The parties acknowledge that they have been represented by counsel, or have been afforded the opportunity to be represented by counsel, in connection with this Settlement Agreement. Accordingly, any rule of law or any legal decision that would require the interpretation of any claimed ambiguities in this Settlement Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Settlement Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the day and year first above written.

THE UNDERSIGNED PARTIES HAVE READ THE FOREGOING, FULLY UNDERSTAND IT AND HAVE RECEIVED ADVICE OF COUNSEL.

CAUTION: READ BEFORE SIGNING BELOW

BIORESTORATIVE THERAPIES, INC.

____________________________ Witness	By:______________________________________ Mark Weinreb, Chief Executive Officer

____________________________ Witness	_________________________________________ Tommy Berger

STEM CELL RESEARCH COMPANY, LLC

____________________________ Witness	By:______________________________________ Gloria McConnell, Managing Director

STATE OF                                       )
           ) ss:
COUNTY OF                                   )

On the ____ day of _____________ in the year 2011, before me, a Notary Public in and for said state, personally appeared Mark Weinreb, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public: State of

STATE OF                                       )
           ) ss:
COUNTY OF                                   )

On the ____ day of _____________ in the year 2011, before me, a Notary Public in and for said state, personally appeared Tommy Berger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public: State of

STATE OF                                       )
           ) ss:
COUNTY OF                                   )

On the ____ day of _____________ in the year 2011, before me, a Notary Public in and for said state, personally appeared Gloria McConnell, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public: State of